Exhibit 10.1

Variable Interest Entity

Purchase Agreement

Nocera, Inc. (hereafter referred as “Party A”) will purchase 80% controlling interest of Meixin Institutional Food Development Co., Ltd. owned by Shih, Han-Chieh (hereafter referred as “Party B”) through Variable Interest Entity agreements see exhibit A, the parties hereby agree to enter into the following terms for both parties to abide by (hereafter referred as “Contract”):

1.	Content

i.	Party A shall purchase 80% controlling interest of Meixin Institutional Food Development Co., Ltd. owned by Party B for US$4.3 million.

2.	Payment

i.	Upon signing the contract, Party A shall pay US$4.3 million to Party B.

3.	Term

i.	The contract term shall take effect from the date of signing.

4.	Others

i.	If there is anything not mentioned herein, both parties agree to deal with it in accordance with the relevant provisions of the civil law and the Company law of Taiwan.

ii.	This contract is made in duplicate, with each party holding one copy for evidence.

Party A	Party B

/s/ Yin-Chieh Cheng	/s/ Han-Chieh Shih
Name: Nocera, Inc.	Name: Shih, Han-Chieh
Date: September 7, 2022	Date: September 7, 2022
Address: 3F., No. 185, Sec. 1, Datong Rd.,	Address: No. 24, Aly. 6, Ln.
Xizhi Dist., New Taipei City 221 ,	204, Sec. 4, Bade Rd.,
Taiwan (R.O.C.)	Songshan Dist., Taipei City 105,
Taiwan (R.O.C.)